Exhibit 99

Contact:     Roger R. Hopkins, Chief Accounting Officer
(615) 890-9100

National Health Investors to Participate in BMO Capital Markets North American Real Estate Conference

MURFREESBORO, Tenn. (September 13, 2013) - National Health Investors, Inc. (NYSE: NHI) announced that the Company will participate in the BMO Capital Markets 8th Annual North American Real Estate Conference on September 17 in Chicago, Illinois, and Justin Hutchens, President and Chief Executive Officer, will participate in a panel that day from 10:15 - 10:55 a.m. CT.

National Health Investors, Inc. (NYSE: NHI) is a healthcare real estate investment trust specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include assisted living, senior living campuses, independent living, skilled nursing facilities, medical office buildings, and hospitals. Find additional information about NHI at www.nhireit.com.

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